Exhibit 99.1

Stephen Karotkin
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212)310-8000
Facsimile; (212) 310-8007

Attorneys for Reorganized Debtor

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
:
In re	:
	:	Chapter 11
SIGA TECHNOLOGIES, INC.,	:
	:	Case No. 14-12623 (SHL)
Reorganized Debtor.	:
:
x

NOTICE OF EXTENSION OF PHARMATHENE
ALLOWED CLAIM TREATMENT DATE

PLEASE TAKE NOTICE that, pursuant to Sections 1.58 and 4.3(b) of the Debtor’s Third Amended Chapter 11 Plan, confirmed by Order of the Bankruptcy Court, dated April 8, 2016 (the “Plan”)1, on July 8, 2016, SIGA Technologies, Inc. notified PharmAthene, Inc. of its intention to satisfy the PharmAthene Allowed Claim under Section 4.3(b)(1)(A) (Option 1) of the Plan.  Under the terms of the Plan, such notification does not preclude treatment of the PharmAthene Allowed Claim under Section 4.3(b)(1)(C) (Option 3) of the Plan or under Section 4.3(b)(1)(D) (Option 4) of the Plan, or the treatment of the PharmAthene Allowed Claim as set forth in Section 4.3(b)(ii) of the Plan.

PLEASE TAKE FURTHER NOTICE that, in connection with the foregoing, SIGA has paid to PharmAthene $20,000,000 (the “Payment”) and, as a consequence thereof, the PharmAthene Allowed Claim Treatment Date has been automatically extended for 90 days to and including the date that is 210 days after the PharmAthene Final Order Date (October 19, 2016).

1 Capitalized terms utilized herein but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

PLEASE TAKE FURTHER NOTICE that, as provided in Section 4.3(b)(iv)(C) of the Plan, if the PharmAthene Allowed Claim ultimately is treated under Section 4.3(b)(i)(A) (Option1) of the Plan, the Payment shall be credited dollar for dollar against the payments to be made by SIGA pursuant to such treatment.  If the PharmAthene Allowed Claim is treated under Section 4.3(b)(i)(C) (Option 3) or Section 4.3(b)(i)(D) (Option 4) of the Plan, or if the PharmAthene Allowed Claim is to be treated as set forth in Section 4.3(b)(ii) of the Plan, the Payment shall be retained by PharmAthene and shall not be refundable under any circumstances.

Dated: [July 8], 2016

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
facsimile: (212) 310-8007

Attorneys for Reorganized Debtor

By:
Stephen Karotkin
A Member of the Firm